SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 15, 2006

Adolor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30039	31-1429198
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Pennsylvania Drive, Exton, PA	19341
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 595-1500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 15, 2006, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with the several underwriters named therein (collectively the “Underwriters”), for whom Lehman Brothers Inc. is acting as representative, relating to the issuance and sale by the Company to the Underwriters of 5,000,000 shares of the Company’s common stock at a purchase price per share of $25.00 (before the Underwriters’ discounts and commissions of $1.4375 per share). The Company also granted the Underwriters a 30-day option to purchase up to an additional 750,000 shares from the Company on the same terms and conditions, which the Underwriters exercised in full on February 16, 2006. The Underwriting Agreement contains customary representations and warranties, closing conditions and indemnification obligations. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Report and incorporated herein by reference.

Item 8.01.	Other Events.

In connection with the public offering of the shares described under Item 1.01, the Company is filing certain exhibits as part of this Form 8-K that are to be incorporated by reference into the Company’s Registration Statement on Form S-3 (File No. 333-131765).

Item 9.01.	Financial Statements and Exhibits.

1.1	Underwriting Agreement.

5.1	Opinion of Counsel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADOLOR CORPORATION

By:	/s/ Martha Manning
	Name:	Martha Manning
	Title:	Senior Vice President, General Counsel and Secretary

Dated: February 17, 2006

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement.

5.1	Opinion of Counsel.